UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 22, 2006
LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 706-9250
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The Company and its subsidiaries entered into a $55 Million Revolving Credit and Security Agreement (“Credit Facility”) on September 27, 2006 (“Closing”) with National City Business Credit, Inc. (“NCBC”), as lender and agent, North Fork Business Credit Corporation, as lender, and National City Bank (“NCB”), as issuer. This Credit Facility replaces the $50 Million Amended and Restated Revolving Credit and Security Agreement dated October 7, 2005 by and between the Company and PNC Bank, National Association, as agent, which the Company terminated effective the same date.
     The Credit Facility is a five-year, non-amortizing revolving credit facility subject to a borrowing base consisting of the sum of: (a) 65% of the lower of cost or market value of the Company’s eligible inventory; and (b) 85% of the Company’s eligible third party accounts receivable, including without limitation, credit card receivables and amounts due from the Company’s private-label credit provider, GE Capital Financial, Inc., less such reserves as NCBC deems reasonably appropriate.
     The Credit Facility provides for customary representations, warranties, and events of default. In addition, the Credit Facility contains customary covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ ability to: incur liens, incur indebtedness, make investments, dispose of assets, make capital expenditures, repurchase stock, merge or consolidate, and enter into transactions with affiliates. The Company’s sole financial covenant is the maintenance of a minimum Fixed Charge Coverage Ratio of 1.00 to 1.00, measured quarterly on a rolling four-quarter basis. Notwithstanding the foregoing, the Company is required to meet the fixed charge coverage ratio only when Threshold Availability (as defined in the Credit Facility) is less than $10 million. If Threshold Availability remains at or above $10 million, the fixed charge ratio will not apply, and as a result, during any such period the ratio cannot trigger an event of default under the Credit Facility.
     From the Closing through the day the Company delivers financial statements for the year ended December 31, 2006, advances under the Credit Facility will bear interest at a rate per annum equal to (x) the Alternate Base Rate (defined in the Credit Facility as the higher of NCB’s prime rate or the Federal Funds Effective Rate plus one half of one percent) minus one-half of one percent (-0.50%) or (y) the Libor Rate plus one and one-half percent (1.50%).
     Upon delivery of the Borrowing Base Certificate dated as of March 31, 2007, and as of the last day of each June, September, December and March thereafter, the Company’s daily average Threshold Availability will be calculated for the calendar month then ending. From the first day of the first full calendar month following delivery of such Borrowing Base Certificate (the “Incentive Pricing Effective Date”) until the next Incentive Pricing Effective Date, advances under the Credit Facility will bear interest at a rate per annum equal to (x) the Alternate Base Rate plus the applicable margin determined by reference to the Company’s Threshold Availability (the “Applicable Base Rate Margin”) set forth below or (y) the Libor Rate plus the applicable margin determined by reference to the Company’s Threshold Availability (the “Applicable Libor Rate Margin”) set forth below:

		Applicable	Applicable	Applicable Letter	Applicable
	Threshold Availability	Libor Rate	Base Rate	of Credit Fee	Facility Fee
Tier	(in Millions)	Margin	Margin	Percentage	Percentage

I	<$15,000,000	1.75%	-0.50%	1.75%	0.25%

II	> $15,000,000 and < $30,000,000	1.50%	-0.50%	1.50%	0.25%

III	> $30,000,000 and < $40,000,000	1.25%	-0.50%	1.25%	0.25%

IV	>$40,000,000	1.00%	-0.50%	1.00%	0.25%

     The Company also must pay a monthly facility fee of one-quarter of one percent (0.25%) per annum on the difference between $55 million and the Company’s average daily unpaid balance of advances under the Credit Facility.
     The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility which is filed as Exhibit 10(a) hereto and incorporated herein by reference.
     Concurrently with the Closing, the Company obtained from GE Capital Financial, Inc. (“GE”) an amendment to the Private Label Business Credit Program Agreement dated as of December 16, 2003 by and between GE and the Company and its subsidiaries, as amended. The amendment eliminates the Company’s covenant to maintain a 1.05 to 1.00 fixed charge coverage ratio. Instead, the Company will be required to maintain Available Borrowing Capacity of not less than $10 million at the end of each fiscal quarter. If the Company does not have the requisite Available Borrowing Capacity at quarter end, then the Company must demonstrate its satisfaction of a 1.00 to 1.00 fixed charge coverage ratio for the preceding four fiscal quarters. GE has waived the Company’s compliance with the amended financial covenant through June 30, 2007. This waiver will be extended automatically through December 31, 2007 if the Company has a cash and cash equivalent balance of at least $10 million at June 30, 2007. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment which is filed as Exhibit 10(b) hereto and incorporated herein by reference.
     In consideration of the Company’s substitution at Closing of a $15 million letter of credit for the $10 million letter of credit currently securing the Company’s performance under its long-term supply agreement with Turf Care Supply Corp. (“TCS”), TCS committed on September 22, 2006 to forbear until March 31, 2007 from exercising any contractual, legal or equitable remedies against the Company in connection with the long-term supply agreement, including without limitation, the requirement that the Company maintain minimum EBITDA, calculated on a trailing twelve-month basis, of $12 million from July 1, 2006 through December 31, 2007. The foregoing description of the TCS commitment does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement which is filed as Exhibit 2(a) hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.

2(a)	Letter Agreement by and between Turf Care Supply Corp. and LESCO, Inc. dated September 22, 2006

10(a)	Revolving Credit and Security Agreement dated September 27, 2006

10(b)	Fourth Amendment to Private Label Business Credit Program Agreement dated September 26, 2006
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)

Date: September 28, 2006	By:	/s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford President and Chief Executive Officer